EXHIBIT 23 (A)

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement File Numbers 33-29288, 33-29290, 33-82258 and 33-82260 on Form S-8 of our report dated January 29, 2004, with respect to the consolidated financial statements and schedule of X-Rite, Incorporated and subsidiaries included in the Form 10-K for the year ended January 3, 2004.


Ernst and Young
Grand Rapids, Michigan
March 15, 2004